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                                                                    Exhibit 10.1

                        COMMUNITY SHORES BANK CORPORATION
                            EXECUTIVE INCENTIVE PLAN

                         EFFECTIVE AS OF JANUARY 1, 2007

                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Community Shores Bank Corporation, a Michigan corporation (the "Company"), hereby establishes an executive incentive plan to be known as the Community Shores Bank Corporation Executive Incentive Plan (the "Plan"), as set forth in this document, as amended from time to time. The Plan permits the payment of annual bonus awards to key executives of the Company and its Subsidiaries in the form of cash and shares of Common Stock. The provisions of the Plan that provide for payment of a portion of the bonus in Common Stock are subject to approval of the Plan by the Company's shareholders at the 2007 Annual Meeting of Shareholders or any adjournment of that meeting. The Plan is effective as of January 1, 2007 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company, to provide a competitive pay package for key executives, to help attract and retain key executives, and to align the personal interests of the Company's key executives with those of its owners.

     1.3 Term of Plan. The Plan will continue until the earlier of December 31, 2016, or termination by the Board ("Termination Date"). No Performance Award will be granted pursuant to the Plan after the Termination Date, provided that Performance Awards granted prior to the Termination Date may extend beyond that date.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of the Plan, the following terms will have the meanings set forth below:

     2.1 "Administrator" means the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

     2.2 "Annual Cash Distribution" has the meaning set forth in Section 6.6.

     2.3 "Award Agreement" means an agreement evidencing the grant of a Restricted Stock Award under the Plan. Restricted Stock Awards under the Plan will be evidenced by Award Agreements that set forth the details, conditions, and limitations of each Restricted Stock Award, as established by the Administrator, and will be subject to the terms and conditions of the Plan.

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     2.4 "Award Date" means the date that a Restricted Stock Award is made, as specified in an Award Agreement.

     2.5 "Board" means the Board of Directors of the Company.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code includes a corresponding reference to any successor to such section.

     2.7 "Committee" means one of the Committees of the Board, as specified in
Article 3, appointed by the Board to administer the Plan.

     2.8 "Common Stock" means the no par value common stock of the Company.

     2.9 "Covered Employee" means an Employee who is a "Covered Employee" as defined in Code Section 162(m).

     2.10 "Director" means a member of the Board or a member of the Board of Directors of a Subsidiary.

     2.11 "Disability" means permanent and total disability as determined under the rules and guidelines established by the Company's Long-Term Disability Plan for the Participants, or if not established, the guidelines used by the U.S. Social Security Administration.

     2.12 "Employee" means any person employed by the Company or a Subsidiary.

     2.13 "Exchange" means the established stock exchange or quotation system on which the Company's Common Stock is listed or quoted for trading.

     2.14 "Exchange Act" means the Securities Exchange Act of 1934.

     2.15 "Fair Market Value" will be the closing sale price of the Company's Common Stock for a date on the Exchange. If no sale of shares of Common Stock is reflected on the Exchange on a date, "Fair Market Value" will be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on the Exchange. If the Common Stock is not listed on an Exchange, the "Fair Market Value" will be determined by any means deemed fair and reasonable by the Administrator, which determination shall be final and binding upon the Company, the Board and Participants, including their respective heirs, representatives and assigns.

     2.16 "Outside Director" means a Director who satisfies the definition of "outside director" within the meaning of Section 162(m) of the Code.

     2.17 "Participant" means an Employee of the Company or a Subsidiary who is selected by the Administrator pursuant to the Plan as eligible to receive, or who holds an outstanding, Performance Award granted under the Plan.

     2.18 "Performance Award" means an award of cash and/or Restricted Stock to a Participant under the Plan as specified in Article 6.


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     2.19 "Performance Goals" has the meaning set forth in Section 6.2.

     2.20 "Plan Shares" means the shares of Common Stock which may be issued under the Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company.

     2.21 "Plan Year" means the Company's fiscal year, which begins on January 1 and ends on December 31.

     2.22 "Restricted Stock" means restricted stock granted to a Participant under Article 6 of the Plan.

     2.23 "Restricted Stock Award" has the meaning set forth in Section 6.7.

     2.24 "Restriction Period" has the meaning set forth in Section 6.7(c)(1).

     2.25 "Retirement" means the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains the age of 62.

     2.26 "SEC" means the Securities and Exchange Commission of the United States of America.

     2.27 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships, limited liability companies, and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

     2.28 "Termination of Employment" means the termination of a Participant's employment with the Company and/or a Subsidiary such that the Participant is no longer employed by the Company or any Subsidiary. An Employee employed by a Subsidiary will also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary, and the Participant is not immediately thereafter an Employee of the Company or another Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Administrator. The Board may appoint one or more Committees of the Board to administer the Plan. The Plan may be administered by different Committees with respect to different groups of Participants. To the extent that the Administrator determines it to be desirable to qualify Performance Awards granted hereunder as "performance-based compensation" within the meaning of
Section 162(m) of the Code, the Plan will be administered by a Committee of two
(2) or more Outside Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of this Section above, the Plan will be administered by (a) the Board, or (b) a Committee, which Committee will be constituted to satisfy the foregoing conditions.


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     3.2 Administrator Authority. Subject to the Company's Articles of
Incorporation, Bylaws and the provisions of the Plan, the Administrator will have full authority to grant Performance Awards to key Employees of the Company and its Subsidiaries. The authority of the Administrator will include the following:

          (a) To select the key Employees of the Company or its Subsidiaries to whom Performance Awards may be granted under the Plan;

          (b) To determine the individual and Company performance goals that must be met before a Performance Award will be paid and to assess whether those goals have been met;

          (c) To determine, consistent with Section 6.5 of the Plan, the percentage of the annual award to be paid in the form of a Restricted Stock Award;

          (d) To determine the terms and conditions of any Performance Award, including, but not limited to, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture, restrictions or waiver thereof, regarding any Performance Award;

          (e) To determine whether, to what extent and under what circumstances grants of Performance Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of the Plan; and

          (f) To utilize rules, regulations, tools and administrative guides to insure adequate administration of the Plan, and adjust such tools or guides as necessary at its discretion.

     The Administrator will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it will, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Performance Award issued under the Plan and to otherwise supervise the administration of the Plan. A majority of any Committee or the Board will constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee or the Board, will be the valid acts of any Committee or the Board. The interpretation and construction by any Committee or the Board of any provisions of the Plan or any Performance Award granted under the Plan will be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee will be liable for any action or determination made in good faith with respect to the Plan or a Performance Award granted under the Plan.


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                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Article 9, the maximum aggregate number of shares of Common Stock which may be issued under the Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company, will be 60,000 shares.

     Determinations as to the number of Plan Shares that remain available for issuance under the Plan will be made in accordance with such rules and procedures as the Administrator will determine from time to time. If a Restricted Stock Award is forfeited, cancelled or terminated, the shares of Common Stock that were subject (or potentially subject) to such Restricted Stock Award may again be made subject to an Award Agreement.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who will be eligible to receive Performance Awards under the Plan will be such key Employees of the Company or a Subsidiary as the Administrator will select from time to time in its discretion. In making such selections, the Administrator will consider the nature of the services rendered by such Employees, their present and potential contribution to the Company's success, and such other factors as the Administrator in its discretion deems relevant.

                                    ARTICLE 6
                               PERFORMANCE AWARDS

     6.1 Eligibility. Eligibility to participate in the Plan and to receive payment of a Performance Award will be determined as follows.

          (a) Designation of Participants. Not later than 90 days after the beginning of each Plan Year, the Administrator will determine the number and identity of Participants for such year. The Administrator may also, in its discretion, designate as Participants after the 90th day of the Plan Year individuals who become Employees after the first day of the Plan Year or Employees who are promoted to a key Employee position after the first day of the Plan Year, taking into consideration whether such Employee is or may be a Covered Employee for such Plan Year.

          (b) Eligibility for Payment of a Performance Award. A Participant must be employed by the Company or a Subsidiary on the last day of the Plan Year to be eligible to receive payment of a Performance Award for such year; provided, however, that if a Participant's Termination of Employment with the Company or a Subsidiary is due to death, Disability, or Retirement, the Participant will be eligible to receive a pro rata portion of the Performance Award based on the number of full months Participant was employed by the Company or a Subsidiary prior to Termination of Employment during the Plan Year.


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          (c) Participants After the 90th Day of a Plan Year. Any person designated as a Participant in the Plan after the 90th day of a Plan Year, and who is not an Employee as of the first day of that Plan Year, will receive a pro rated Performance Award based on the number of whole months of participation in the Plan for that Plan Year. If the person is a Covered Employee and is added as a Participant in the Plan after the 90th day of the Plan Year, the individual Performance Goals (established under Section 6.2) and weightings for such new Participant, if any, may be either those goals established for the person being replaced (if applicable) or the person whose job responsibilities are most similar to the job responsibilities of the new Participant. If a new Participant is not a Covered Employee, then the Administrator may establish individual Performance Goals and weightings at the time the person is designated as a Participant in the Plan.

     6.2 Performance Goals. Each Plan Year the financial and strategic goals for the Plan and the means of measurement (the "Performance Goals") will be established and approved by the Administrator not later than 90 days after the beginning of the Plan Year. The Performance Goals may include or be based on any one or more of the following objective factors:

     (a) Net income (before or after taxes, interest, depreciation, and/or amortization);

     (b)  Net income per share;

     (c)  Return on equity or average return on equity;

     (d)  Cash earnings;

     (e) Cash earnings per share (reflecting dilution of the Common Stock as the Administrator deems appropriate and, if the Administrator so determines, net of or including dividends);

     (f)  Cash earnings return on equity;

     (g)  Operating income;

     (h)  Operating income per share;

     (i)  Operating income return on equity;

     (j)  Return on assets or increase in assets;

     (k)  Cash flow;

     (l)  Cash flow return on capital;

     (m)  Return on capital;

     (n)  Productivity ratios;

     (o) Share price (including without limitation growth measures, total shareholder return or comparison to indices);

     (p)  Expense or cost levels;

     (q)  Margins;

     (r)  Operating efficiency;

     (s)  Efficiency ratio;

     (t)  Opening of additional branches;

     (u)  Satisfactory regulatory audit or review;

     (v)  Liquidity ratio;

     (w)  Percentage of delinquent loans;

     (x)  Achievement of objective marketing or sales goals;

     (y)  Upgrades in technology (for employees and/or customers);


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     (z)  Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;

     (aa) Employee satisfaction, satisfaction based on specified objective goals or a Company-sponsored employee survey;

     (bb) Economic value added measurements;

     (cc) Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas;

     (dd) Reduction of losses, loss ratios, expense ratios or fixed costs;

     (ee) Employee turnover; and

     (ff) Specified objective social goals.

If the Administrator designates multiple Performance Goals, the Administrator may assign a weighting to each goal, for all Participants as a group and for each individual Participant.

     At the time that the Performance Goals are established, the Administrator may provide that any evaluation of the performance of the Company may include or exclude any of the following events or their effects that occurs during the Plan
Year: (i) asset write-downs, (ii) litigation or claim judgments or settlements,
(iii) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs,
(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable fiscal year, (vi) acquisitions, mergers, divestitures or accounting changes, (vii) amortization of goodwill or other intangible assets, (viii) discontinued operations, and (ix) other special charges or extraordinary items. To the extent such inclusions or exclusions affect Performance Awards to Covered Employees, the Administrator shall consider whether to prescribe them in a form that meets the requirements of Code Section 162(m) for deductibility.

     In the event that applicable tax laws, securities laws, or rules of the Exchange change to permit the Administrator discretion to alter the factors listed in subsections (a) through (ff) of Section 6.2 without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Administrator determines that it is advisable to grant Performance Awards that shall not qualify as performance-based compensation, the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and may establish Performance Goals other than those based on the factors listed in subsections (a) through (ff) of
Section 6.2.

     6.3 Bonus Pool. Not later than 90 days after the beginning of each Plan Year, the Administrator will establish the basis and methodology for determining the bonus pool from which Performance Awards under the Plan will be paid for the Plan Year.

     6.4 Performance Awards. The Administrator will determine the Performance Award made to each Participant each Plan Year within seventy (70) days after the end of the Plan Year, based on the bonus pool established pursuant to Section
6.3 and the extent to which the Company and the Participant have achieved the Performance Goals established by the Administrator pursuant to Section 6.2.


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     The bonus pool will be allocated among the Participants in such manner as the Administrator determines. In making such allocation, the Administrator may consider such factors as the Administrator deems appropriate, such as each Participant's salary, performance, and position and responsibility within the Company. The allocation shall also take into consideration whether a Participant is entitled to a pro rata share of the Performance Award because of a Termination of Employment during the Plan Year due to death, Disability or Retirement or was designated as a Participant after the 90th day of the Plan Year (each as described in Section 6.1).

     The Administrator may utilize an administrative guide or other set of formulas to determine the manner in which the bonus pool is allocated to each Participant.

     6.5 Payment of Performance Awards. The Performance Award may be paid in cash, in the form of Restricted Stock, or partially in cash and partially in the form of Restricted Stock, in the proportions designated by the Administrator for the applicable Plan Year. If the shareholders do not approve the Plan, then the Performance Award will be paid solely in cash.

     The number of shares of Restricted Stock comprising the portion of any Performance Award that is designated by the Administrator to be paid in Restricted Stock shall be based on the Fair Market Value of the Common Stock as of the date the applicable Restricted Stock Award is made or, at the election of the Company, as of any date within two business days prior to the date of the Restricted Stock Award.

     If it is deemed desirable to qualify the Performance Awards as "performance-based compensation" under Code Section 162(m), then no Performance Awards shall be paid unless a committee of two or more Outside Directors certifies that the performance goals established in Section 6.2 have been met. The maximum Performance Award payable to any Covered Employee for any Plan Year shall not exceed $150,000 (calculated based on the dollar amount of the bonus pool allocated to a Covered Employee as a Performance Award, and including all portions of the Performance Award whether payable in the form of cash or Restricted Stock). Unless otherwise determined by the Administrator for a Plan Year, any Performance Award for a Plan Year that exceeds the maximum Performance Award set forth in the preceding sentence will be retained by the Company.

     6.6 Annual Cash Distribution. The portion of each Performance Award paid in cash (an "Annual Cash Distribution") will be paid to each Participant by March 15th of the year following the Plan Year in which the Participant earned the Performance Award.

     6.7 Terms and Conditions of Restricted Stock. Restricted Stock awarded pursuant to this Article 6 (a "Restricted Stock Award") will be subject to the following terms and conditions:

          (a) Timing of Restricted Stock Awards. Each Restricted Stock Award will be awarded to each Participant as soon as administratively practical following the Plan Year in which the Participant earned the Performance Award, but no later than March 15th.

          (b) Awards and Certificates. A Participant will not have any rights with respect to a Restricted Stock Award, unless and until such Participant has


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     executed an Award Agreement evidencing the Restricted Stock Award and has delivered a fully executed copy of the Award Agreement, including any tax election options, to the Administrator or an officer of the Company designated by the Administrator, and has otherwise complied with the applicable terms and conditions of such Restricted Stock Award. Further, such Restricted Stock Award will be subject to the following conditions:

               (1) Acceptance. The Participant must accept a Restricted Stock Award within a period of thirty (30) days (or such shorter period as the Administrator may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated for such shares of Restricted Stock. It is not anticipated that the Administrator will require a Participant to pay for Restricted Shares awarded under the Plan unless payment is required by applicable law.

               (2) Legend. The Participant receiving a Restricted Stock Award will be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate will be registered in the name of such Participant, and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture) of the Community Shores Bank Corporation Executive Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated ____________. Copies of such Plan and Award Agreement are on file in the offices of the Company, 1030 West Norton Avenue, Muskegon, Michigan 49441."

               (3) Custody. The Administrator may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions applicable to the shares have lapsed, and that, as a condition of any award of Restricted Stock, the Participant will have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Restricted Stock Award.

          (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan will be subject to the following restrictions and conditions:

               (1) Restriction Period. Subject to the provisions of the Plan and the Award Agreement, during a period set by the


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          Administrator commencing with the Award Date (the "Restriction
          Period"), the Participant will not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Subject to these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine.

               (2) Rights as Shareholder. Except as provided in this paragraph
          (2) and paragraph (1), above, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote and to receive any dividends. If any dividends or other distributions are paid in shares of Common Stock, such shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

               (3) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 6, upon Termination of Employment for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Administrator as specified in the Award Agreement.

               (4) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares will be delivered to the Participant free of the legend described in paragraph (b)(2).

               (5) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed under the Plan or the Award Agreement (if any) with respect to any or all of a Restricted Stock Award under this Article 6.

                                    ARTICLE 7
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate the Plan or any part of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any applicable legal, regulatory or Exchange requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Performance Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's


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shareholders, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Article 4 or of Section 9.1 of the Plan), (ii) increase the maximum limit in Section 6.5 of the Plan, (iii) otherwise amend the Plan in any manner requiring shareholder approval by law or under Exchange listing requirements or rules applicable to the Company, or (iv) otherwise materially increase the benefits accruing to Participants under the Plan. The Administrator may amend the terms of any Performance Award that has been granted, prospectively or retroactively, but no such amendment or other action by the Administrator will impair the rights of any Participant without the Participant's consent. Performance Awards may not be granted under the Plan after the Termination Date, but Performance Awards granted prior to such date will remain in effect pursuant to their respective terms and the terms of the Plan.

                                    ARTICLE 8
                                  UNFUNDED PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained in the Plan will give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

                                    ARTICLE 9
                              ADJUSTMENT PROVISIONS

     9.1 Antidilution. Subject to the provisions of this Article 9, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     9.2 Change in Control. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity in which, after either transaction, the prior shareholders of the Company own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (either event, a "Change of Control"), then each outstanding Restricted Stock Award will be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices. In the event that the Administrator determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume or substitute an equivalent option or award for each outstanding Restricted Stock Award, then all


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Restricted Stock Awards then outstanding under the Plan will be fully vested and all restrictions will immediately cease.

     9.3 Adjustments by Administrator. Any adjustments pursuant to this Article 9 will be made by the Administrator, whose determination as to what adjustments will be made and the extent of the adjustment will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.1 Legend. The Administrator may require each person receiving shares pursuant to a Restricted Stock Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution of such shares. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     10.2 No Right to Employment. Neither the Plan nor the grant of any Performance Award under the Plan will give any Participant or other Employee or Director any right with respect to continuance of employment by the Company or a Subsidiary, or any arrangement for services with the Company or any Subsidiary, nor will there be a limitation in any way on the right of the Company or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

     10.3 Withholding of Taxes. The Company will have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash under the Plan, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

          (a) Tendering a cash payment;

          (b) Authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares valued at their Fair Market Value as of a date reasonably determined by the Company, subject to any direction provided by the Administrator; or


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          (c) Delivering to the Company unencumbered shares owned by the
     Participant valued at their Fair Market Value as of a date reasonably determined by the Company, subject to any direction provided by the Administrator.

     10.4 No Assignment of Benefits. No Performance Award or other benefit payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits will be void, and any such benefit will not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who will be entitled to such benefit, nor will such benefit be subject to attachment or legal process for or against such person.

     10.5 Governing Law. The Plan and actions taken in connection with the Plan will be governed and construed in accordance with the laws and in the courts of the State of Michigan, without regard to its conflicts of laws principles.

Approved by the Board of Directors: January 31, 2007


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